CONSENT OF BEARD MILLER COMPANY LLP




         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BV Financial, Inc. of our report dated August 13, 2004, relating to the consolidated financial statements, which appears in Registration Statement No. 333-119083, and which is incorporated in this Registration Statement.


                                        /s/ Beard Miller Company LLP


Baltimore, Maryland
January 19, 2005